Exhibit 10.2

AMENDED AND RESTATED REVOLVING NOTE

Lender: HEALTHCARE FINANCIAL SOLUTIONS, LLC	New York, New York
Principal Amount: $8,000,000.00	August 19, 2016

FOR VALUE RECEIVED, the undersigned, NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C., a Delaware limited liability company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

This Amended and Restated Revolving Note (this “Revolving Note”) amends, restates and replaces in its entirety that certain Revolving Loan Note, dated as of March 31, 2015, made by the Borrower in favor of the Lender (the “Original Revolving Note”). This Revolving Note is being delivered in substitution for and replacement of the Original Revolving Note, but the remaining outstanding Obligations evidenced by the Original Revolving Note are continuing Obligations, and nothing herein shall be deemed to constitute a novation, repayment, satisfaction or discharge of the Obligations under the Original Revolving Note, or release or otherwise adversely affect any Lien securing such Obligations or any rights of the Lender against any party. All amounts outstanding under the Original Revolving Note shall be automatically transferred to, and shall be deemed to be outstanding under this Revolving Note. By execution herein, the Borrower hereby consents to the changes made herein and affirms its Obligations to the Lender.

The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to Healthcare Financial Solutions, LLC (as the successor in interest to General Electric Capital Corporation), as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Revolving Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of March 31, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and Healthcare Financial Solutions, LLC (as the successor in interest to General Electric Capital Corporation), as administrative agent for the Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Revolving Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Revolving Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Revolving Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial), 9.23 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

This Revolving Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Revolving Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

NORTHSTAR HEALTHCARE ACQUISITIONS,
L.L.C.

By:	/s/ Matthew K. Maruca
Name:	Matthew K. Maruca
Title:	General Counsel

NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C.
REVOLVING NOTE
SIGNATURE PAGE